UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 10, 2021

Bluejay Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2021, Bluejay Diagnostics, Inc. (the “Company”) priced the initial public offering (“IPO”) of its units (the “Units”), at an offering price of $10.00 per Unit (the “IPO Price”), pursuant to the Company’s registration statements on Form S-1 and Form S-1MEF (File Nos. 333-260029 and 333-260936, respectively), as amended (the “Registration Statement”). Each Unit consists of: (a) one share of Company common stock, $0.0001 par value per share (the “Common Stock”), (b) one Class A warrant (the “Class A Warrants”) to purchase one share of Common Stock at an exercise price equal to $7.00 per share, exercisable until the fifth anniversary of the issuance date, and (c) one Class B warrant (the “Class B Warrants,” and together with the Class A Warrants, the “Warrants”) to purchase one share of Common Stock at an exercise price equal to $10.00 per share, exercisable until the fifth anniversary of the issuance date. Holders of Class B Warrants may exercise such warrants on a “cashless” basis upon the earlier of (i) 10 trading days from the issuance date of such warrant or (ii) the time when $10.0 million of volume is traded in the Common Stock, if the volume weighted average price of the Common Stock on any trading day on or after the date of issuance fails to exceed the exercise price of the Common Stock. On November 10, 2021, in connection with the pricing of the IPO, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc., as representative of the underwriters listed on Schedule I thereto (the “Underwriter”), pursuant to which the Company agreed to offer and sell 2,160,000 Units at the IPO Price. The Underwriters were granted a 45-day option to purchase up to an additional 324,000 Shares of Common Stock and/or Class A Warrants and/or Class B Warrants from the Company. The Underwriter is partially exercising the foregoing option to purchase an additional 324,000 Class A Warrants and 324,000 Class B Warrants. The offering closed and the securities representing the Units were delivered on November 15, 2021.

The Company made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of, the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1.

This description of the Warrants is qualified in its entirety by reference to the full text of the Class A Warrants, Class B Warrants, and Warrant Agency Agreement attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, which are hereby incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, Gary Gemignani was appointed to the board of directors of the Company. The board of directors has determined that Mr. Gemignani is an independent director within the meaning of applicable SEC and Nasdaq rules. Effective upon his appointment, (i) Mr. Gemignani was appointed as chairperson of the board’s audit committee; and (ii) Mr. Gemignani was appointed to the board’s compensation committee.

Item 8.01 Other Events.

In June 2021, the Company entered into an agreement to issue a total of $4.5 million of 7.5% Senior Secured Convertible Debentures (the “Debentures”) to an investor. In connection with the IPO, the Debentures were converted into Series D preferred stock, which is convertible into 4,500,000 shares of Common Stock. The Company agreed to register the resale of the 4,500,000 shares of Common Stock underlying the Series D preferred stock. The Registration Statement (described in Item 1.01) includes a separate prospectus to be used for the potential resale by the investor of the foregoing 4,500,000 shares of Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement (incorporated by reference to exhibit 1.1 of the Form S-1 file no. 333-260029)

4.1	Form of Class A Warrant

4.2	Form of Class B Warrant. (incorporated by reference to exhibit 4.3 of the Form S-1 file no. 333- 260029)

4.3	Form of Warrant Agency Agreement. (incorporated by reference to exhibit 4.4 of the Form S-1 file no. 333-260029)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluejay Diagnostics Inc.

	By:	/s/ Gordon Kinder
Gordon Kinder
Chief Financial Officer

Dated: November 15, 2021

3